Exhibit 23.1

Consent of Independent Accountants

We consent to the incorporation by reference in this registration statement Form S-1 (No. 333-143478) of Startech Environmental Corporation of our report dated December 15, 2004, included in the October 31, 2004 Annual Report to the Shareholders of Startech Environmental Corporation.

                                           /s/ Kostin Ruffkess & Company, LLC
                                           ----------------------------------
                                           Kostin Ruffkess & Company, LLC

                                           Farmington, Connecticut
                                           October 31, 2007